Exhibit 4
MICHAEL R. BARK
ATTORNEY AT LAW
NOTARY PUBLIC

Mailing Address:	Physical Address:
P.O. BOX 57625	2420 WESTSIDE DRIVE
NEW ORLEANS, LA 70157-7625	TERRYTOWN, LA 70056-8116

TELEPHONE: (504) 914-8443	FAX: (484) 910-8443
e-mail: mbarklaw@yahoo.com	SKYPE: mbarklaw

October 15, 2009

VIA E-MAIL
National Gold, Inc.

RE: Legal Opinion

To whom it may concern:

I am writing this letter to give you the latest information that I have on the National Gold Company.
National Gold was incorporated on January 20, 1969, in the state of Delaware.
The company is in good standing as evidenced by the attached certificate from the state of Utah.
The company is authorized to issue up to 500,000,000 shares of stock and that 16,926,370 shares have been issued and are outstanding.  The remaining shares are being held by our Depository Agent, First Fidelity.
At this time, to the best of my knowledge and information, National Gold has complied with all the appropriate rules and regulations set forth by the regulatory agencies.

Please contact me if you need anything else.  Thank you.

Very truly yours,

/s/ Michael R. Bark
Michael R. Bark
Attorney at Law

MRB/mrb